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                             Up to 6,261,111 Shares

                           MERCER INSURANCE GROUP, INC
                          (a Pennsylvania corporation)

                                  Common Stock
                            (no par value per share)

                            FORM OF AGENCY AGREEMENT

                                                  August ____, 2003

SANDLER O'NEILL & PARTNERS, L.P.
919 3rd Avenue, 6th Floor
New York, New York 10022

Ladies and Gentlemen:

         Mercer Insurance Group, Inc., a Pennsylvania corporation (the "Company"), and Mercer Mutual Insurance Company, a Pennsylvania mutual insurance company ("Mercer Mutual"), hereby confirm their agreement with Sandler O'Neill & Partners, L.P. ("Sandler O'Neill" or the "Agent") with respect to the offer and sale by the Company of up to 6,261,111 shares of the Company's Common Stock, no par value (the "Common Stock"). The shares of Common Stock to be sold by the Company are hereinafter called the "Securities."

         The Company is the proposed holding company for Mercer Mutual and its subsidiaries, Queenstown Holding Company ("QHC"), the holding company for Mercer Insurance Company of New Jersey, Inc. ("MIC"), and BICUS Services Corporation ("BICUS"), a provider of management services to Mercer Mutual. Mercer Mutual also owns a controlling interest in Franklin Holding Company, Inc. ("Franklin Holding"), the holding company for Franklin Insurance Company ("FIC"). Mercer Mutual, QHC, MIC, BICUS, Franklin Holding and FIC are referred to collectively herein as the "Mercer Companies". The Securities are being offered in connection with the conversion of Mercer Mutual from mutual to stock form (the "Conversion") and the simultaneous acquisition of the capital stock of Mercer Mutual by the Company pursuant to a plan of conversion which has been adopted by the Board of Directors of Mercer Mutual (the "Plan").

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         The Securities to be issued in the Conversion will be offered by the
Company at $10.00 per share (the "Purchase Price") in a subscription offering (the "Subscription Offering") pursuant to nontransferable subscription rights in the following order of priority: (i) named insureds under policies of insurance issued by Mercer Mutual and in force as of the close of business on December 13, 2002 ("Eligible Policyholders"), and (ii) directors, officers and employees of the Mercer Mutual. Subscription rights in any category will be subordinated to subscription rights in a prior category.

         Subject to the prior rights of holders of subscription rights, any Securities not subscribed for in the Subscription Offering may be offered to members of the general public at the Purchase Price in a direct community offering (the "Community Offering," and together with the Subscription Offering, as each may be extended, the "Subscription and Community Offering") to be commenced concurrently with the Subscription Offering. Preference will be given in the Community Offering to (i) natural persons and trusts of natural persons who are permanent residents of New Jersey and Pennsylvania, (ii) principals of Eligible Policyholders in the case of an Eligible Policyholder that is not a natural person, (iii) licensed insurance agencies that have been appointed by Mercer Mutual to market and distribute policies of insurance, and their owners,
(iv) named insureds under policies of insurance issued by Mercer Mutual after December 13, 2002, and (v) providers of goods and services to Mercer Mutual.

         In addition, a tax-qualified employee stock ownership plan of the Company (the "ESOP") will have the right to purchase shares in an amount up to 10% of the shares sold in the conversion (the "ESOP Offering").

         It is currently anticipated by the Company and Mercer Mutual that any Securities not subscribed for in the Subscription and Community Offering will be offered in a syndicated community offering (the "Syndicated Community Offering"). The Subscription and Community Offering, the ESOP Offering and the Syndicated Community Offering are hereinafter referred to collectively as the "Offerings."

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-104897), including a related prospectus, for the registration of the Securities under the Securities Act of 1933, as amended (the "Securities Act"), has filed such amendments thereto and such amended prospectuses as may have been required to the date hereof by the Commission in order to declare such registration statement effective, and will file such additional amendments thereto and such amended prospectuses and prospectus supplements as may hereafter be required. Such registration statement (as amended to date, if applicable, and as from time to time amended or supplemented hereafter) and the prospectuses constituting a part thereof (including in each case all documents incorporated or deemed to be incorporated by reference therein and the information, if any, deemed to be a part thereof pursuant to the rules and regulations of the Commission under the Securities Act, as from time to time amended or supplemented pursuant to the Securities Act or otherwise (the "Securities Act Regulations")), are hereinafter referred to as the "Registration Statement" and the "Prospectus," respectively, except that if any revised prospectus shall be used by the Company in connection with the Subscription and Community Offering or the Syndicated Community Offering which differs from the Prospectus on file at the Commission at the time the

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Registration Statement becomes effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the Securities Act Regulations), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Agent for such use.

         In addition to and separate from the Offerings, the Company is also offering shares of its Common Stock to Franklin Mutual Insurance Company and the shareholders of Franklin Holding pursuant to rights of such persons to acquire Common Stock as described in the Prospectus (the "Franklin Offerings"). The Agent is not involved in or responsible for any matter involving the Franklin Offerings and is not receiving any compensation in connection with the Franklin Offerings.

         Concurrently with the execution of this Agreement, the Company is delivering to the Agent copies of the Prospectus of the Company to be used in the Subscription and Community Offering. Such prospectus contains information with respect to Mercer Mutual, the Company, the Subscription and Community Offering, and the Common Stock.

SECTION 1. REPRESENTATIONS AND WARRANTIES.

         (a) The Company and Mercer Mutual jointly and severally represent and warrant to the Agent as of the date hereof as follows:

                  (i) The Registration Statement has been declared effective by the Commission, no stop order has been issued with respect thereto and no proceedings therefor have been initiated or, to the knowledge of the Company or Mercer Mutual, threatened by the Commission. At the time the Registration Statement became effective and at the Closing Time referred to in Section 2 hereof, the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date hereof the Prospectus does not and at the Closing Time referred to in Section 2 hereof, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information with respect to the Agent and the services to be provided by the Agent furnished to the Company in writing by the Agent expressly for use in the Registration Statement or Prospectus (the "Agent Information," which the Company and Mercer Mutual acknowledge appears only in the sections of the Prospectus captioned _________________).

                  (ii) Pursuant to the Pennsylvania Insurance Company Mutual-to-Stock Conversion Act (the "Conversion Act"), Mercer Mutual has filed with the Pennsylvania Insurance Department (the "Department") an application requesting approval of the Plan, and has filed such amendments thereto and supplementary materials as may have been

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         required to the date hereof (such application, as amended to date, if applicable, and as from time to time amended or supplemented hereafter, is hereinafter referred to as the "Conversion Application"), including copies of Mercer Mutual's Notice and Proxy Statement relating to the Conversion (the "Proxy Statement"). The Department has, by written order dated July 8, 2003, approved the Plan, such approval remains in full force and effect and no order has been issued by the Department suspending or revoking such approval and no proceedings therefor have been initiated or, to the knowledge of the Company or Mercer Mutual, threatened by the Department. At the date of such approval and at the Closing Time referred to in Section 2, the Plan complied and will comply in all material respects with the applicable provisions of the Conversion Act.

                  (iii) At the time of their use, the Proxy Statement and any other proxy solicitation materials will comply in all material respects with the applicable provisions of the Conversion Act and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company and Mercer Mutual will promptly file the Prospectus and any supplemental sales literature with the Commission and the Department. The Prospectus and all supplemental sales literature, as of the date the Registration Statement became effective and at the Closing Time referred to in Section 2, will have received all required authorizations for use in final form.

                  (iv) Neither the Commission nor the Department has, by order or otherwise, prevented or suspended the use of the Proxy Statement, Prospectus or any supplemental sales literature authorized by the Company or Mercer Mutual for use in connection with the Offerings, and no action by or before any such governmental entity to prevent or suspend the use of any such documents is pending, or to the best knowledge of the Company, threatened.

                  (v) At the Closing Time referred to in Section 2, the Company and Mercer Mutual will have completed the conditions precedent to the Conversion in accordance with the Plan, the Conversion Act and all other applicable laws, regulations, decisions and orders, including all material terms, conditions, requirements and provisions precedent to the Conversion imposed upon the Company or Mercer Mutual by any regulatory authority, other than those which the regulatory authority permits to be completed after the Conversion.

                  (vi) Griffin Financial Group, LLC ("Griffin"), which prepared the valuation of Mercer Mutual as part of the Conversion, has advised the Company and Mercer Mutual in writing that it believes it is independent of Mercer Mutual. Mercer Mutual believes that Griffin is a "qualified expert" within the meaning of the Conversion Act.

                  (vii) The accountants who certified the consolidated financial statements and supporting schedules of Mercer Mutual included in the Registration Statement have advised the Company and Mercer Mutual in writing that they are independent public accountants with respect to the Company within the meaning of the Code of Ethics of the

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         American Institute of Certified Public Accountants and the Securities
         Act Regulations and such accountants are in compliance with the auditor independence requirements of the Sarbanes-Oxley Act.

                  (viii) The only direct and indirect subsidiaries of Mercer Mutual are QHC, MIC, BICUS, Franklin Holding and FIC. Upon consummation of the Conversion, the Mercer Companies will be the only subsidiaries of the Company.

                  (ix) The consolidated financial statements and the related notes thereto included in the Registration Statement and the Prospectus present fairly the financial position of Mercer Mutual and its consolidated subsidiaries at the dates indicated and the related statements of operations, changes in surplus, and cash flows for the periods specified, and comply as to form in all material respects with the applicable accounting requirements of the Securities Act Regulations; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the supporting schedules and tables included in the Registration Statement present fairly the information required to be stated therein. The pro forma consolidated financial data of the Company included in the Registration Statement have been prepared and compiled in all material respects on the pro forma basis described therein, and the pro forma adjustments have in all material respects been properly and fairly applied to the historical combined financial statements of the Mercer Companies for the periods to which they relate. The financial information set forth in the Prospectus under "Selected Consolidated Financial Data" presents fairly, on the basis stated in the Prospectus, the information set forth therein. Except as disclosed in the Prospectus, neither the Company nor any of the Mercer Companies has any material liability of any kind, whether actual, contingent or otherwise.

                  (x) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein (A) there has been no material adverse change in the financial condition, results of operations or business affairs of the Company and the Mercer Companies considered as one enterprise, whether or not arising in the ordinary course of business, and (B) except for transactions specifically referred to or contemplated in the Prospectus, there have been no transactions entered into by the Company or any of the Mercer Companies which are material with respect to the Company and the Mercer Companies, considered as one enterprise.

                  (xi) The Company and each of the Mercer Companies has been duly incorporated and is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; and the Company and each of the Mercer Companies is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the financial condition, results of operations or business affairs of the Company and the Mercer Companies, considered as one enterprise. Mercer Mutual has all

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         requisite power and authority to carry on an insurance business pursuant to and to the extent of the certificates of authority issued under the laws of the Commonwealth of Pennsylvania and State of New Jersey. MIC and FIC have all requisite power and authority to carry on an insurance business pursuant to and to the extent of the certificate of authority issued under the laws of the State of New Jersey and the Commonwealth of Pennsylvania, respectively. Except as disclosed in the Prospectus, the authority of each of Mercer Mutual, MIC and FIC to write the classes and lines of insurance authorized by such licenses, certificates, permits and other authorizations and described in the Prospectus is unrestricted and neither the Company nor any of the Mercer Companies is a party to any agreement, formal or informal, with any regulatory official or other person limiting the ability of any of the Mercer Companies from making full use of the licenses, certificates, permits and other authorizations issued to it or requiring the Company or any of the Mercer Companies to comply with regulatory standards or procedures or requirements different from those applicable to companies with comparable or similar licenses, certificates, permits and other authorizations, except where such restriction, limitation or requirement would not have a material adverse effect on the financial condition, results of operations or business affairs of the Company and the Mercer Companies, considered as one enterprise.

                  (xii) The Company and each of the Mercer Companies conducts its business in compliance in all material respects with applicable federal, state, local and foreign laws and regulations, except where the failure to be in compliance would not have a material adverse effect on the financial condition, results of operations or business affairs of the Company and the Mercer Companies, considered as one enterprise. The Company and each of the Mercer Companies has obtained all licenses, permits and other governmental authorizations currently required for the conduct of their respective businesses or required for the conduct of their respective businesses as contemplated by the Conversion Application, except where the failure to obtain such licenses, permits or other governmental authorizations would not have a material adverse effect on the financial condition, results of operations or business affairs of the Company and the Mercer Companies considered as one enterprise; all such licenses, permits and other governmental authorizations are in full force and effect and the Company and each of the Mercer Companies is in all material respects in compliance therewith; neither the Company nor any of the Mercer Companies has received notice of any proceeding or action relating to the revocation or modification of any such license, permit or other governmental authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might have a material adverse effect on the financial condition, results of operations or business affairs of the Company and the Mercer Companies, considered as one enterprise.

                  (xiii) Upon consummation of the Conversion and the Franklin Offerings, the authorized, issued and outstanding capital stock of the Company will be within the ranges set forth in the Prospectus under "Capitalization" (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus); no shares of Common Stock have been or will be issued and outstanding prior to the Closing Time referred to in Section 2; at the time of Conversion,

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         the Securities will have been duly authorized for issuance and, when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and stated on the cover page of the Prospectus, will be duly and validly issued and fully paid and non-assessable; the terms and provisions of the Common Stock and the capital stock of the Company conform to all statements relating thereto contained in the Prospectus; the certificates representing the shares of Common Stock conform to the requirements of applicable law and regulations; and the issuance of the Securities is not subject to preemptive or other similar rights. There are no options, agreements, contracts or other rights in existence to acquire from the Company any shares of Common Stock, except as set forth in the Prospectus.

                  (xiv) Upon consummation of the Conversion, the authorized capital stock of Mercer Mutual will be 2,100,000 shares of common stock, par value $1.00 per share (the "Mercer Common Stock"), and no shares of Mercer Common Stock have been or will be issued prior to the Closing time referred to in Section 2. The shares of Mercer Common Stock to be issued to the Company will have been duly authorized for issuance and, when issued and delivered by Mercer Mutual pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and as described in the Prospectus, will be duly and validly issued and fully paid and nonassessable, and all such Mercer Common Stock will be owned beneficially and of record by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance or legal or equitable claim; the certificates representing the shares of Mercer Common Stock will conform with the requirements of applicable laws and regulations; and the issuance of Mercer Common Stock is not subject to preemptive or similar rights, and there are no other warrants, options or rights of any kind to acquire additional shares of Mercer Common Stock.

                  (xv) All of the issued and outstanding capital stock of QHC, MIC and BICUS, and 49% of the issued and outstanding capital stock of Franklin Holding, has been duly authorized and validly issued, is fully paid and nonassessable and is owned by Mercer Mutual, directly or indirectly, free and clear of any security interest, mortgage, pledge, lien, encumbrance or legal or equitable claim. As described in the Prospectus, Mercer Mutual has the right to acquire the remaining 51% of the issued and outstanding capital stock of Franking Holding that it does not own. All of the issued and outstanding capital stock of FIC has been duly authorized and validly issued, is fully paid and nonassessable and is owned by Franklin Holding free and clear of any security interest, mortgage, pledge, lien, encumbrance or legal or equitable claim.

                  (xvi) The Company and Mercer Mutual have the corporate power to enter into and to perform this Agreement and have taken all corporate action necessary for them to execute, deliver and perform this Agreement, and this Agreement has been duly executed and delivered by, and is the valid and binding agreement of, the Company and Mercer Mutual, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency or other laws affecting the enforceability of the rights of creditors generally and judicial limitations on the right of specific performance and except as the enforceability of indemnification and contribution provisions may be limited by applicable securities laws.

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                  (xvii) Subsequent to the respective dates as of which
         information is given in the Registration Statement and the Prospectus and prior to the Closing Time, except as otherwise may be indicated or contemplated therein, none of the Company or any of the Mercer Companies will have (A) issued any securities or incurred any liability or obligation, direct or contingent, or borrowed money, except liabilities, obligations and borrowings in the ordinary course of business consistent with past practices or as indicated in the Prospectus, or (B) entered into any transaction or series of transactions which is material in light of the business of the Company and the Mercer Companies considered as one enterprise.

                  (xviii) No approval of any regulatory or supervisory or other public authority is required in connection with the execution and delivery of this Agreement or the issuance of the Securities that has not been obtained and a copy of which has been delivered to the Agent, except as may be required under the securities laws of various jurisdictions.

                  (xix) Neither the Company nor any of the Mercer Companies is in violation of its certificate of incorporation, organization certificate, articles of incorporation or charter, as the case may be, or bylaws (and Mercer Mutual will not be in violation of its charter or bylaws upon consummation of the Conversion); and neither the Company nor any of the Mercer Companies is in default (nor has any event occurred which, with notice or lapse of time or both, would constitute a default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of the Mercer Companies is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of the Mercer Companies is subject, except for such defaults that would not, individually or in the aggregate, have a material adverse effect on the financial condition, results of operations or business of the Company and the Mercer Companies considered as one enterprise.

                  (xx) The consummation of the Conversion, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein do not and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Mercer Companies pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of the Mercer Companies is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for such defaults that would not, individually or in the aggregate, have a material adverse effect on the financial condition, results of operations or business affairs of the Company and the Mercer Companies considered as one enterprise; nor will such action result in any violation of the provisions of certificate of incorporation, organization certificate, articles of incorporation or charter or by-laws of the Company or any of the Mercer Companies, or any applicable law, administrative regulation or administrative or court decree.

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                  (xxi) No labor dispute with the employees of the Company or any of the Mercer Companies exists or, to the knowledge of the Company or Mercer Mutual, is imminent or threatened; and the Company and Mercer Mutual are not aware of any existing or threatened labor disturbance by the employees of any of its principal suppliers or contractors which might be expected to result in any material adverse change in the financial condition, results of operations or business affairs of the Company and the Mercer Companies considered as one enterprise.

                  (xxii) Each of the Company and the Mercer Companies has good and marketable title to all properties and assets for which ownership is material to the business of the Company or any of the Mercer Companies and to those properties and assets described in the Prospectus as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Prospectus or are not material in relation to the business of the Company or any of the Mercer Companies considered as one enterprise; and all of the leases and subleases material to the business of the Company or any of the Mercer Companies under which the Company or any of the Mercer Companies hold properties, including those described in the Prospectus, are valid and binding agreements of the Company and the Mercer Companies, enforceable in accordance with their terms.

                  (xxiii) Neither the Company nor any of the Mercer Companies is in violation of any directive from the Department or any other regulatory authority to make any material change in the method of conducting their respective businesses; except as described in the Prospectus under the section "Risk Factors--New Jersey `retaliatory tax' laws could possibly have an adverse impact on our results of operations," the Mercer Companies have conducted and are conducting their business so as to comply in all material respects with all applicable statutes, regulations and administrative and court decrees (including, without limitation, all regulations, decisions, directives and orders of the Department).

                  (xxiv) Except as disclosed in the Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or Mercer Mutual, threatened, against or affecting the Company or any of the Mercer Companies which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might result in any material adverse change in the financial condition, results of operations or business affairs of the Company and the Mercer Companies considered as one enterprise, or which might materially and adversely affect the properties or assets thereof or which might materially and adversely affect the consummation of the Conversion; and all pending legal or governmental proceedings to which the Company or any of the Mercer Companies is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are considered in the aggregate not material.

                  (xxv) Mercer Mutual has obtained an opinion of its counsel, Stevens & Lee, with respect to the legality of the Securities to be issued in the Conversion, a copy of which is filed as an exhibit to the Registration Statement. Mercer Mutual has obtained from the Internal Revenue Service a private letter ruling (the "PLR"), concerning the material tax effects of the Conversion and the Subscription Offering to Mercer Mutual, Eligible Policyholders, and certain other participants in the Subscription Offering. All material aspects of the aforesaid opinion and PLR are accurately summarized in the Prospectus; the facts and representations upon which such opinion and PLR are based are truthful, accurate and complete in all material respects; and neither Mercer Mutual nor the Company has taken or will take any action inconsistent therewith.

                  (xxvi) The Company is not and, upon completion of the Conversion and the offerings and sale of Common Stock and the application of the net proceeds therefrom, will not be required to be registered under the Investment Company Act of 1940, as amended.

                  (xxvii) To the knowledge of the Company and Mercer Mutual, with the exception of the intended loan to Mercer Mutual's ESOP by the Company to enable the ESOP to purchase shares of Common Stock in an amount of up to 10% of the Common Stock issued in the Conversion, none of the Company, Mercer Mutual or employees of any of the Mercer Companies has made any payment of funds of the Company or any of the Mercer Companies as a loan for the purchase of the Common Stock or made any other payment of funds prohibited by law, and no funds have been set aside to be used for any payment prohibited by law.

                  (xxviii) Except as disclosed in the Prospectus, there are no affiliations between any directors or officers of the Company or any of the Mercer Companies and any NASD member.

                  (xxix) Neither the Company nor any of the Mercer Companies nor any properties owned or operated by the Company or any of the Mercer Companies is in violation of or liable under any Environmental Law (as defined below), except for such violations or liabilities that, individually or in the aggregate, would not have a material adverse effect on the financial condition, results of operations or business affairs of the Company and the Mercer Companies considered as one enterprise. There are no actions, suits or proceedings, or demands, claims, notices or investigations (including, without limitation, notices, demand letters or requests for information from any environmental agency) instituted or pending, or to the knowledge of the Company or any of the Mercer Companies threatened, relating to the liability of any property owned or operated by the Company or any of the Mercer Companies, under any Environmental Law. For purposes of this subsection, the term "Environmental Law" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any regulatory authority relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water, vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

                  (xxx) Each of the Company and the Mercer Companies has fulfilled, in all material respects, its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the regulations promulgated thereunder with respect to each "plan" (as defined in Section 3(3) of ERISA and the regulations thereunder), which is maintained by the Company or any of the Mercer Companies for their employees, and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and the regulations thereunder. Neither the Company nor any of the Mercer Companies has incurred any unpaid liability under Title IV of ERISA to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan

                  (xxxi) Except as described in the Prospectus under the section "Risk Factors--New Jersey 'retaliatory tax' laws could possibly have an adverse impact on our results of operations," the Company and the Mercer Companies have filed all federal income and state and local income and franchise tax returns required to be filed and have made timely payments of all taxes shown as due and payable in respect of such returns, and no deficiency has been asserted with respect thereto by any taxing authority.

                  (xxxii) The Company has received approval, subject to completion of the Conversion, to have the Securities quoted on the National Market of the Nasdaq Stock Market ("Nasdaq Stock Market") effective as of the Closing Time referred to in Section 2 hereof.

                  (xxxiii) Except as disclosed in the Prospectus, all material reinsurance treaties or agreements to which Mercer Mutual, MIC or FIC is a party or is a named reinsured are in full force and effect. Neither Mercer Mutual, MIC or FIC, nor to the knowledge of the Company any other party thereto, is in default under any such agreement, and no party may terminate any such agreement by reason of the transactions contemplated by the Conversion.

                  (xxxiv) The Company has filed a registration statement on Form 8-A to register the Common Stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and pursuant to Form 8-A such registration statement shall be effective concurrent with the effectiveness of the Registration Statement.

                  (xxxv) There is no contract or other document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement or the Conversion Application which is not described or filed as required.

                  (xxxvi) The Company and each of the Mercer Companies maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to cash and other liquid assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded ledger assets are compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (xxxvii) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 and 15d-14 under the Exchange Act); such disclosure controls and procedures
         (A) are designed to ensure that material information relating to the Company including its consolidated subsidiaries, is made known to the Company's Chief Executive Officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, (B) have been (or will be) evaluated for effectiveness as of a date within 90 days prior to the filing of the Company's most recent annual or quarterly report filed with the Commission and (C) are effective to perform the functions for which they were established; the Company's auditors and the Audit Committee of the Board of Directors have been advised of: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize, and report financial data and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company's internal controls; and such deficiencies or fraud have either been disclosed in the Prospectus or are not material to the Company and the Mercer Companies; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies, material weaknesses or fraud.

                  (xxxviii)Except as described in the Prospectus, there are no contractual encumbrances or contractual restrictions or regulatory restrictions on the ability (i) of the Company to pay dividends or make any other distributions on the Company's capital stock or (ii) of the Company or any of the Mercer Companies (A) to pay any indebtedness owed to the Company or any of the Mercer Companies, or (B) to make any loans or advances to, or investments in, the Company or any of the Mercer Companies, or (C) to transfer any of its property or assets to the Company or any of the Mercer Companies.

                  (xxxix) The Company has not relied upon the Agent or Agent's counsel for any legal, tax or accounting advice in connection with the Conversion.

                  (xl) The policyholder records of Mercer Mutual are accurate and complete in all material respects.

         (b) Any certificate signed by any officer of the Company or Mercer Mutual and delivered to either of the Agent or to counsel for the Agent shall be deemed a representation and warranty by the Company or Mercer Mutual to the Agent as to the matters covered thereby.

SECTION 2. APPOINTMENT OF SANDLER O'NEILL; SALE AND DELIVERY OF THE SECURITIES; CLOSING.

         On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby appoints Sandler O'Neill as its Agent to consult with and advise the Company, and to assist the Company with the solicitation of subscriptions and purchase orders for Securities, in connection with the Company's sale of Common Stock in the Subscription and Community Offering and the Syndicated Community Offering. On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, Sandler O'Neill accepts such appointment and agrees to use its best efforts to assist the Company with the solicitation of subscriptions and purchase orders for Securities in accordance with this Agreement; provided, however, that the Agent shall not be obligated to take any action which is inconsistent with any applicable laws or regulations, or decisions or orders of any governmental department, private or public arbitral tribunal, court, governmental commission, governmental agency or other governmental entity or authority. The services to be rendered by Sandler O'Neill pursuant to this appointment include the following: (i) consulting as to the securities marketing implications of any aspect of the Plan or related corporate documents; (ii) reviewing with the Board of Directors the financial and securities marketing implications of the independent appraiser's appraisal of the Common Stock; (iii) reviewing all offering documents, including the Prospectus, stock order form and related offering materials (it being understood that such documents are the sole responsibility of the Company and Mercer Mutual); (iv) assisting in the design and implementation of a marketing strategy for the Offerings; (v) assisting the Company and Mercer Mutual in obtaining all requisite regulatory approvals; (vi) assisting management in preparing for meetings with potential investors and broker-dealers; and (vii) providing such other general advice and assistance as may be requested to promote the successful completion of the Offerings.

         The appointment of the Agent hereunder shall terminate upon the earlier to occur of (a) forty-five (45) days after the last day of the Subscription and Community Offering, unless the Company and the Agent agree in writing to extend such period, or (b) the receipt and acceptance of subscriptions and purchase orders for all of the Securities, or (c) the completion of the Syndicated Community Offering.

         If any of the Securities remain available after the expiration of the Subscription and Community Offering, at the request of the Company and Mercer Mutual, Sandler O'Neill will seek to form a syndicate of registered brokers or dealers ("Selected Dealers") to assist in the solicitation of purchase orders of such Securities on a best efforts basis, subject to the terms and conditions set forth in a selected dealers' agreement (the "Selected Dealers' Agreement"), substantially in the form set forth in Exhibit A to this Agreement. Sandler O'Neill will endeavor to limit the aggregate fees to be paid by the Company and Mercer Mutual under any such Selected Dealers' Agreement to an amount competitive with gross underwriting discounts charged at such time for underwritings of comparable amounts of stock sold at a comparable price per share in a similar market environment; provided, however, that the aggregate fees payable to Sandler O'Neill and Selected Dealers shall not exceed 7% of the aggregate Purchase Price of the Securities sold by such Selected Dealers. Sandler O'Neill will endeavor to distribute the Securities among the Selected Dealers in a fashion which best meets the distribution objective of the Company and the requirements of the Plan, which may result in limiting the allocation of stock to certain Selected Dealers. It is understood that in no event shall Sandler O'Neill be obligated to act as a Selected Dealer or to take or purchase any Securities.

         In the event the Company is unable to sell at least the total minimum of the Securities, as set forth on the cover page of the Prospectus, within the period herein provided, this Agreement shall terminate and the Company shall refund to any persons who have subscribed for any of the Securities the full amount which it may have received from them, without interest, and no party to this Agreement shall have any obligation to the others hereunder, except for the obligations of the Company and Mercer Mutual as set forth in Sections 4, 6(a) and 7 hereof and the obligations of the Agent as provided in Sections 6(b) and 7 hereof. Arrangements for placing the funds received from subscriptions for Securities or other offers to purchase Securities in a separate escrow account with Wilmington Trust Company until all Securities are sold and paid for were made prior to the commencement of the Subscription Offering, with provision for refund to the purchasers as set forth above, or for delivery to the Company if all Securities are sold.

         If at least the total minimum of Securities, as set forth on the cover page of the Prospectus, are sold, the Company agrees to issue or have issued the Securities sold and to release for delivery certificates for such Securities at the Closing Time against payment therefor by release of funds from the escrow account referred to above. The closing shall be held at the King of Prussia, Pennsylvania offices of Stevens & Lee, at 10:00 a.m., eastern time, or at such other place and time as shall be agreed upon by the parties hereto, on a business day to be agreed upon by the parties hereto. The Company shall notify the Agent by telephone, confirmed in writing, when funds shall have been received for all the Securities. Certificates for Securities shall be delivered directly to the purchasers thereof in accordance with their directions. Notwithstanding the foregoing, certificates for Securities purchased through Selected Dealers shall be made available to the Agent for inspection at least 48 hours prior to the Closing Time at such office as the Agent shall designate. The hour and date upon which the Company shall release for delivery all of the Securities, in accordance with the terms hereof, is herein called the "Closing Time."

         The Company will pay any stock issue and transfer taxes which may be payable with respect to the sale of the Securities.

         In addition to reimbursement of the expenses specified in Section 4 hereof, the Agent will receive the following compensation for its services hereunder:

         (c) one and four tenths percent (1.4%) of the aggregate Purchase Price of the Securities sold in the Subscription and Community Offering, excluding in each case shares purchased by (i) any employee benefit plan of the Company or Mercer Mutual established for the benefit of their respective directors, officers and employees, (ii) any director, officer or employee of the Company or Mercer Mutual or members of their immediate families (which term shall mean parents, grandparents, spouse, siblings, children and grandchildren), and (iii) purchasers in the Franklin Offerings; and

         (d) with respect to any Securities sold by an NASD member firm (other than Sandler O'Neill) under the Selected Dealers' Agreement in the Syndicated Community Offering, (i) the compensation payable to Selected Dealers under any Selected Dealers' Agreement, (ii) any sponsoring dealer's fees; and (iii) a management fee to Sandler O'Neill of one and one-half percent (1.5%) of the aggregate Purchase Price for the Securities. Any fees payable to Sandler O'Neill for Securities sold by Sandler O'Neill under any such agreement shall be limited to an aggregate of one and one-half percent (1.5%) of the aggregate Purchase Price of such Securities, and the aggregate fees payable to Sandler O'Neill and the selected and sponsoring dealers will not exceed seven percent (7%) of the aggregate Purchase Price for such Securities.

         If this Agreement is terminated by the Agent in accordance with the provisions of Section 9(a) hereof or the Conversion is terminated by the Company, no fee shall be payable by the Company to Sandler O'Neill; however, the Company shall reimburse the Agent for all of its reasonable out-of-pocket expenses incurred prior to termination, including the reasonable fees and disbursements of counsel for the Agent in accordance with the provisions of
Section 4 hereof.

         All fees payable to the Agent hereunder shall be payable in immediately available funds at Closing Time, or upon the termination of this Agreement, as the case may be. In recognition of the long lead times involved in the conversion process, Mercer Mutual has made advance payments to the Agent in the aggregate amount of $25,000, which shall be credited against any fees or reimbursement of expenses payable hereunder.

SECTION 3. COVENANTS OF THE COMPANY. The Company and Mercer Mutual covenant with the Agent as follows:

         (e) The Company and Mercer Mutual will prepare and file such amendments or supplements to the Registration Statement, the Prospectus, the Conversion Application and the Proxy Statement as may hereafter be required by the Securities Act Regulations or the Conversion Act or as may hereafter be requested by the Agent. Following completion of the Offerings, the Company and Mercer Mutual will promptly prepare and file with the Commission a post-effective amendment to the Registration Statement relating to the results of the updated valuation of Mercer Mutual prepared by Griffin. The Company and Mercer Mutual will notify the Agent immediately, and confirm the notice in writing, (i) of the effectiveness of any post-effective amendment of the Registration Statement, the filing of any supplement to the Prospectus and the filing of any amendment to the Conversion Application, (ii) of the receipt of any comments from the Department or the Commission with respect to the transactions contemplated by this Agreement or the Plan, (iii) of any request by the Commission or the Department for any amendment to the Registration Statement or the Conversion Application or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Department of any order suspending the Offerings or the use of the Prospectus or the initiation of any proceedings for that purpose, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, and (vi) of the receipt of any notice with respect to the suspension of any qualification of the Securities for offering or sale in any jurisdiction. The Company and Mercer Mutual will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

         (f) The Company and Mercer Mutual will give the Agent notice of its intention to file or prepare any amendment to the Conversion Application or Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use in connection with the Syndicated Community Offering of the Securities which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the Securities Act Regulations), will furnish the Agent with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the Agent or counsel for the Agent may object.

         (g) The Company and Mercer Mutual will deliver to the Agent as many signed copies and as many conformed copies of the Conversion Application and the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) as the Agent may reasonably request, and from time to time such number of copies of the Prospectus as the Agent may reasonably request.

         (h) During the period when the Prospectus is required to be delivered, the Company and Mercer Mutual will comply, at their own expense, with all requirements imposed upon them by the Department, by the Conversion Act, as from time to time in force, and by the Nasdaq, the Securities Act, the Securities Act Regulations, the Exchange Act, and the rules and regulations of the Commission promulgated thereunder, including, without limitation, Regulation M under the Exchange Act, so far as necessary to permit the continuance of sales or dealing in shares of Common Stock during such period in accordance with the provisions hereof and the Prospectus.

         (i) If any event or circumstance shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company and Mercer Mutual will forthwith amend or supplement the Prospectus (in form and substance satisfactory to counsel for the Agent) so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and the Company and Mercer Mutual will furnish to the Agent a reasonable number of copies of such amendment or supplement. For the purpose of this subsection, the Company and Mercer Mutual will each furnish such information with respect to itself as the Agent may from time to time reasonably request.

         (j) The Company and Mercer Mutual will take all necessary action, in cooperation with the Agent, to qualify the Securities for offering and sale under the applicable securities laws of such states of the United States and other jurisdictions as may be required and as the Agent and the Company have agreed; provided, however, that the Company and Mercer Mutual shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. In each jurisdiction in which the Securities have been so qualified, the Company and Mercer Mutual will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement.

         (k) The Company authorizes Sandler O'Neill and any Selected Dealers to act as agent of the Company in distributing the Prospectus to persons entitled to receive subscription rights and other persons to be offered Securities having record addresses in the states or jurisdictions set forth in a survey of the securities or "blue sky" laws of the various jurisdictions in which the Offerings will be made (the "Blue Sky Survey").

         (l) The Company will make generally available to its security holders as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the Securities Act Regulations) covering a twelve month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

         (m) During the period ending on the third anniversary of the expiration of the fiscal year during which the closing of the transactions contemplated hereby occurs, the Company will furnish to its shareholders as soon as practicable after the end of each such fiscal year an annual report (including consolidated statements of financial condition and consolidated statements of income, shareholders' equity and cash flows, certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the first such fiscal quarter ending after the effective date of the Registration Statement), consolidated summary financial information of the Company and the Mercer Companies for such quarter in reasonable detail. In addition, annual and quarterly consolidated summary financial information shall be made public through the issuance of appropriate press releases at the same time or prior to the time of the furnishing thereof to shareholders of the Company.

         (n) During the period ending on the third anniversary of the expiration of the fiscal year during which the closing of the transactions contemplated hereby occurs, the Company will furnish to the Agent (i) as soon as publicly available, a copy of each report or other document of the Company furnished generally to shareholders of the Company or furnished to or filed with the Commission under the Exchange Act or any national securities exchange or system on which any class of securities of the Company is listed, and (ii) from time to time, such other publicly available information concerning the Company as the Agent may reasonably request.

         (o) The Company and Mercer Mutual will conduct the Conversion in all material respects in accordance with the Plan, the Conversion Act and all other applicable regulations, decisions and orders, including all applicable terms, requirements and conditions precedent to the Conversion imposed upon the Company or Mercer Mutual by the Department.

         (p) The Company and Mercer Mutual will use the net proceeds received from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds."

         (q) The Company will file with the Commission such report as may be required pursuant to Rule 463 of the Securities Act Regulations, if such report or substantially similar report is required by the SEC.

         (r) The Company will maintain the effectiveness of its Exchange Act Registration Statement for not less than three years. The Company will use best efforts to effect and maintain its listing on the Nasdaq Stock Market/NMS and will comply with all applicable listing standards relating thereto.

         (s) The Company and Mercer Mutual will take such actions and furnish such information as are reasonably requested by the Agent in order for the Agent to ensure compliance with the National Association of Securities Dealers, Inc.'s "Interpretation Relating to Free-Riding and Withholding."

         (t) Other than in connection with any employee benefit plan or arrangement described in the Prospectus, the Company will not, without the prior written consent of the Agent, sell or issue, contract to sell or otherwise dispose of, any shares of Common Stock other than the Securities for a period of 180 days following the Closing Time.

         (u) During the period beginning on the date hereof and ending on the fifth anniversary of the Closing Time, or the date on which the Agent receives full payment in satisfaction of any claim for indemnification or contribution to which it may be entitled pursuant to Sections 6 or 7 which is pending upon such fifth anniversary, neither the Company nor Mercer Mutual shall, without the prior written consent of the Agent, which consent shall not be unreasonably withheld, take or permit to be taken any action that could result in Mercer Common Stock becoming subject to any security interest, mortgage, pledge, lien or encumbrance.

         (v) The Company and Mercer Mutual will comply with any conditions imposed by or agreed to with the Department in connection with their approval of the Plan.

         (w) The Company shall not deliver the Securities until the Company and Mercer Mutual have satisfied each condition set forth in Section 5 hereof, unless such condition is waived in writing by the Agent.

         (x) The Company or Mercer Mutual will furnish to Sandler O'Neill as early as practicable prior to the delivery of the letters to be furnished by KPMG LLP pursuant to subsections (e) and (f) of Section 5 hereof, but no later than two (2) full business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements of Mercer Mutual and the Subsidiaries which have been read by KPMG LLP, as stated in their letters to be furnished pursuant to subsections (e) and (f) of Section 5 hereof.

         (y) The Company and the Mercer Companies will, prior to the Closing Time, conduct their respective businesses in compliance in all material respects with all applicable federal and state laws, rules, regulations, decisions, directives and orders, including all decisions, directives and orders of the Commission, the Nasdaq Stock Market, the Department and the New Jersey Department.

         (z) The Company will not amend the Plan in any manner during the pendency of the Offerings without the consent of the Agent.

         (aa) The Company will not, prior to the Closing Time, incur any liability or obligation, direct or contingent, or enter into any material transaction, other than in the ordinary course of business consistent with past practice, except as contemplated by the Prospectus.

         (bb) The Company will use all reasonable efforts to comply with, or cause to be complied with, the conditions precedent to the several obligations of the Agent specified in Section 5 hereof.

         (cc) The Company will provide the Agent with any information necessary to carry out the allocation of the Securities in the event of an oversubscription, and such information will be accurate and reliable in all material respects.

         (dd) The Company will notify the Agent when funds have been received for the minimum number of Securities set forth in the Prospectus.

SECTION 4. PAYMENT OF EXPENSES.

         The Company and Mercer Mutual jointly and severally agree to pay all expenses incident to the performance of their obligations under this Agreement, including but not limited to (i) the cost of obtaining all securities and insurance regulatory approvals, (ii) the preparation, printing and filing of the Registration Statement and the Conversion Application as originally filed and of each amendment thereto, (iii) the preparation, issuance and delivery of the certificates for the Securities to the purchasers in the Offerings, (iv) the fees and disbursements of the Company's and Mercer Mutual's counsel, accountants, appraiser and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the fees and disbursements of counsel in connection therewith and in connection with the preparation of the Blue Sky Survey, (vi) the printing and delivery to the Agent (in such quantities as the Agent shall reasonably request) of copies of the Registration Statement as originally filed and of each amendment thereto and the printing and delivery of the Prospectus and any amendments or supplements thereto to the purchasers in the Offerings and the Agent (in such quantities as the Agent shall reasonably request), (vii) the printing and delivery to the Agent of copies of a Blue Sky Survey, and (viii) the fees and expenses incurred in connection with the listing of the Securities on the Nasdaq Stock Market. In the event the Agent incurs any such fees and expenses on behalf of Mercer Mutual or the Company, Mercer Mutual will reimburse the Agent for such fees and expenses whether or not the Conversion is consummated; provided, however, that the Agent shall not incur any substantial expenses on behalf of Mercer Mutual or the Company pursuant to this Section without the prior approval of Mercer Mutual.

         The Company and Mercer Mutual jointly and severally agree to pay certain expenses incident to the performance of the Agent's obligations under this Agreement, regardless of whether the Conversion is consummated, including
(i) the filing fees paid or incurred by the Agent in connection with all filings with the National Association of Securities Dealers, Inc., and (ii) all reasonable out of pocket expenses incurred by the Agent relating to the Offerings, including, without limitation, advertising, promotional, syndication and travel expenses and fees and expenses of the Agent's counsel, up to a maximum amount of $100,000. All fees and expenses to which the Agent is entitled to reimbursement under this paragraph of this Section 4 shall be due and payable upon receipt by the Company or Mercer Mutual of a written accounting therefor setting forth in reasonable detail the expenses incurred by the Agent.

SECTION 5. CONDITIONS OF AGENT'S OBLIGATIONS.

         The Company, Mercer Mutual and the Agent agree that the issuance and the sale of Securities and all obligations of the Agent hereunder are subject to the accuracy of the representations and warranties of the Company and Mercer Mutual herein contained as of the date hereof and the Closing Time, to the accuracy in all material respects of the statements of officers and directors of the Company and Mercer Mutual made pursuant to the provisions hereof, to the performance by the Company and Mercer Mutual of their obligations hereunder, and to the following further conditions:

         (ee) No stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act or proceedings therefor initiated or threatened by the Commission, no order suspending the Conversion shall have been issued or proceedings therefor initiated or threatened by the Department, and no order suspending the sale of the Securities in any jurisdiction shall have been issued.

         (ff) At Closing Time, the Agent shall have received:

              (1) The favorable opinion, dated as of Closing Time, of Stevens & Lee, counsel for the Company and Mercer Mutual, in form and substance satisfactory to counsel for the Agent, to the effect that:

                  (i) The Company has been incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus and to enter into and perform its obligations under this Agreement; and to the best of such counsel's knowledge the Company is not transacting business in any other jurisdiction in which qualification as a foreign corporation is required to transact business, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect upon the financial condition, results of operations or business affairs of the Company and the Mercer Companies, considered as one enterprise.

                  (ii) An opinion to the same general effect as subsection 5(b)(1)(i) in respect of each of the Mercer Companies.

                  (iii) Mercer Mutual has all requisite power and authority to enter into and perform its obligations under the Agreement and to carry on an insurance business pursuant to and to the extent of the certificates of authority issued under the laws of the Commonwealth of Pennsylvania and the State of New Jersey; MIC and FIC have all requisite power and authority to carry on an insurance business pursuant to and to the extent of the certificate of authority issued under the laws of the State of New Jersey and the Commonwealth of Pennsylvania, respectively; the Company and each of the Mercer Companies has obtained all licenses, permits and other governmental authorizations currently required for the conduct of their respective businesses, except where the failure to obtain any such license, permit or authorization would not have a material adverse effect upon the financial condition, results of operations or business affairs of the Company and the Mercer Companies, considered as one enterprise.

                  (iv) The Securities have been duly and validly authorized for issuance and sale and, when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan, will be duly and validly issued and fully paid and non-assessable; and all corporate actions required to be taken for the authorization, issuance and sale of the Securities have been validly and sufficiently taken.

                  (v) The issuance of the Securities is not subject to preemptive or other similar rights arising by operation of law or under the articles of incorporation or bylaws of the Company or Mercer Mutual.

                  (vi) Upon consummation of the Conversion, the authorized, issued and outstanding capital stock of the Company will be within the range set forth in the Prospectus under "Capitalization" and no shares of Common Stock have been or will be issued and outstanding prior to the Closing Time.

                  (vii) All of the issued and outstanding capital stock of each of QHC and MIC has been duly authorized and validly issued and, to such counsel's best knowledge, is fully paid and non-assessable and is owned by Mercer Mutual, directly or through subsidiaries, to such counsel's knowledge free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except such as would not result in a material adverse effect on the financial condition or results of operations of Mercer Mutual and its subsidiaries, taken as a whole.

                  (viii) Upon consummation of the Conversion, all of the issued and outstanding capital stock of Mercer Mutual when issued and delivered pursuant to the Plan against payment of consideration as set forth in the Plan and set forth in the Prospectus, will be duly authorized and validly issued and fully paid and nonassessable, and all such capital stock will be owned beneficially and of record by the Company, to the best of such counsel's knowledge free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

                  (ix) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including without limitation the Conversion, have been duly and validly authorized by all necessary corporate action on the part of each of the Company and Mercer Mutual, and this Agreement constitutes the legal, valid and binding agreement of each of the Company and Mercer Mutual, enforceable in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited under applicable law (it being understood that such counsel may avail itself of customary exceptions concerning the effect of bankruptcy, insolvency or similar laws and the availability of equitable remedies); the execution and delivery of this Agreement, the incurrence of the obligations herein set forth and the consummation of the transactions contemplated herein, including without limitation the Conversion, will not result in any violation of the provisions of the charter or by-laws of the Company or any of the Mercer Companies; and, to the best of such counsel's knowledge, the execution and delivery of this Agreement, the incurrence of the obligations herein set forth and the consummation of the transactions contemplated herein, including without limitation the Conversion, will not constitute a breach of, or default under, and no event has occurred which, with notice or lapse of time or both, would constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance, that, individually or in the aggregate, would have a material adverse effect on the financial condition, results of operations or business affairs of the Company and the Mercer Companies considered as one enterprise, upon any property or assets of the Company or any of the Mercer Companies pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument described in or filed as an exhibit to the Registration Statement.

                  (x) The Registration Statement is effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act or, to the best of such counsel's knowledge, proceedings therefor initiated or threatened by the Commission. The Department confirmed in writing on _________, 2003 that it has no further comments on the Prospectus, and the Department has not amended or rescinded that confirmation since that date.

                  (xi) Subject to the satisfaction of any conditions set forth in any approvals or orders received from the Department or the New Jersey Department of Banking and Insurance required to be performed after the date of the opinion, no further approval, authorization, consent or other order of any public board or body is required in connection with the execution and delivery of this Agreement, the issuance of the Securities and the consummation of the Conversion, except as may be required under the securities or Blue Sky laws of various jurisdictions as to which no opinion need be rendered.

                  (xii) At the time the Registration Statement became effective, the Registration Statement (other than the financial statements, notes to financial statements, financial tables and other financial and statistical data included therein and the appraisal valuation as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the Securities Act and the Securities Act Regulations and the Conversion Act.

                  (xiii) The Common Stock conforms to the description thereof contained in the Prospectus, and the form of certificate used to evidence the Common Stock is in due and proper form and complies with all applicable statutory requirements.

                  (xiv) To the best of such counsel's knowledge and without performing any docket search or similar search of judicial or administrative records (i) except as described in the Prospectus under the section "Risk Factors--New Jersey 'retaliatory tax' laws could possibly have an adverse impact on our results of operations," there are no legal or governmental proceedings pending or threatened against or affecting the Company or any of the Mercer Companies which are required, individually or in the aggregate, to be disclosed in the Registration Statement and Prospectus, other than those disclosed therein, and (ii) all pending legal or governmental proceedings to which the Company or any of the Mercer Companies is a party or to which any of their property is subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are considered, in the aggregate, not material.

                  (xv) The information in the Prospectus under "Business--Regulation," "The Conversion--Effect of Conversion on Policyholders," "Risk Factors," "The Conversion--Tax Effects Generally," "The Conversion -- Tax Consequences of Subscription Rights," "Certain Restrictions on Acquisition of the Holding Company" and "Description of the Capital Stock," to the extent that it constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by them and is complete and accurate in all material respects.

                  (xvi) To the best of such counsel's knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

                  (xvii) The Conversion Application complies in all material respects with the applicable requirements of the Conversion Act, includes all documents required to be filed as exhibits thereto, and is, to the best of such counsel's knowledge and information, truthful, accurate and complete in all material respects. The Plan has been duly authorized by all necessary corporate actions, and all necessary regulatory consents thereto and regulatory approvals thereof have been obtained and the Conversion has been consummated; Mercer Mutual's charter has been amended to authorize the issuance of capital stock; to the best of such counsel's knowledge, the Company and Mercer Mutual have conducted the Conversion in all material respects in accordance with applicable requirements of the Conversion Act, the Plan and all other applicable regulations, decisions and orders of the Department, including all material applicable terms, conditions, requirements and conditions precedent to the Conversion imposed upon the

         Company or Mercer Mutual by the Department, except for those required to be completed after the date of the opinion, and, to the best of such counsel's knowledge, no order has been issued by the Department to suspend the Conversion and no action for such purpose has been instituted or threatened by the Department; and, to the best of such counsel's knowledge, no person has sought to obtain review of the final action of the Department in approving the Plan.

                  (xviii) Neither the Company nor any of the Mercer Companies is in violation of its articles of incorporation or, to the best of such counsel's knowledge, in default (nor has any event occurred which, with notice or lapse of time or both, would constitute a default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument described in or filed as an exhibit to the Registration Statement.

                  (xix) The Company is not and upon completion of the Conversion and Offering will not be required to be registered as an investment company under the Investment Company Act of 1940.

              (2) The favorable opinion, dated as of Closing Time, of Lord, Bissell & Brook, counsel for the Agent, with respect to certain of the matters set forth in Sections 5(b)(1)(i), (iv), (v), (vi) and (xii) as the Agent may reasonably require.

              (3) In giving their opinions required by subsections (b)(l) and
         (b)(2), respectively, of this Section, Stevens & Lee and Lord, Bissell & Brook shall each additionally state to the effect that during the preparation of the Registration Statement and the Prospectus, such counsel participated in conferences with certain officers and other representatives of the independent public accountants for the Company and the Mercer Companies and representatives of the Agent at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel is not passing upon the accuracy of the statements contained in the Registration Statement and Prospectus (except as otherwise provided in subsections (b)(1) and (b)(2)), on the basis of the foregoing and without independent verification (relying as to factual matters on certificates and other factual representations provided by officers of the Company and the Mercer Companies), nothing has come to their attention that would lead them to believe that the Registration Statement (except for financial statements and schedules and other financial or statistical data included therein, as to which counsel need make no statement), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for financial statements and schedules and other financial or statistical data included therein, as to which counsel need make no statement), at the time the Registration Statement became effective or at Closing Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In giving their opinions, Stevens & Lee and Lord, Bissell & Brook may rely as to matters of fact, to the extent such counsel deems proper, on certificates of officers and directors of the Company and Mercer Mutual and certificates of public officials, provided that copies of any such certificates are delivered to the Agent together with the opinion to be rendered by such counsel, and Lord, Bissell & Brook may also rely on the opinion of Stevens & Lee regarding matters of Pennsylvania law. Further, the opinion of Stevens & Lee may be limited to matters governed by the laws of the Commonwealth of Pennsylvania and federal law.

         (gg) At Closing Time referred to in Section 2, the Plan shall have been approved by the policyholders of Mercer Mutual and Mercer Mutual shall have completed in all material respects the conditions precedent to the Conversion in accordance with the Plan, the Conversion Act and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion imposed upon the Company or Mercer Mutual by the Department, or any other regulatory authority, other than those which the Department permits to be competed after the Conversion.

         (hh) At Closing Time, there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the financial condition, results of operations or business affairs of the Company and the Mercer Companies considered as one enterprise, whether or not arising in the ordinary course of business, and the Agent shall have received a certificate of the President and Chief Executive Officer of the Company and of Mercer Mutual, and the chief financial or chief accounting officer of the Company and of Mercer Mutual, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) there shall have been no material transaction entered into by the Company or Mercer Mutual from the latest date as of which the financial condition of the Company or Mercer Mutual is set forth in the Registration Statement and the Prospectus, other than transactions referred to or contemplated therein and transactions in the ordinary cause of business, (iii) neither the Company nor Mercer Mutual shall have received from the Department any direction (oral or written) to make any material change in the method of conducting its business (which direction, if any, shall have been disclosed to the Agent) which materially and adversely would affect the business, financial condition or results of operations of the Company or Mercer Mutual, (iv) the representations and warranties in Section 1 hereof are true and correct in all material respects with the same force and effect as though expressly made at and as of the Closing Time, (v) the Company and Mercer Mutual have complied in all material respects with all agreements and satisfied in all material respects all conditions on their part to be performed or satisfied at or prior to Closing Time, (vi) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission and (vii) no order suspending any of the Offerings or the authorization for final use of the Prospectus has been issued and no proceedings for that purpose have been initiated or threatened by the Department and no person has sought to obtain regulatory or judicial review of the action of the Department in approving the Plan in accordance with the Conversion Act.

         (ii) At the time of the execution of this Agreement, the Agent shall have received from KPMG LLP a letter dated such date, in form and substance satisfactory to the Agent, to the effect that (i) they are independent public accountants with respect to the Company and the Mercer

Companies within the meaning of the Code of Ethics of the American Institute of Certified Public Accountants, the Securities Act and the Securities Act Regulations and the Conversion Act; (ii) it is their opinion that the consolidated financial statements and supporting schedules included in the Registration Statement and covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Securities Act Regulations; (iii) based upon limited procedures as agreed upon by the Agent and KPMG LLP set forth in detail in such letter, nothing has come to their attention which causes them to believe that
(A) the unaudited financial statements of the Mercer Companies included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act, the Securities Act Regulations Act or are not presented in conformity with generally accepted accounting principles, (B) the unaudited pro forma consolidated financial data of the Company included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of rule 11-02 of Regulation S-X and that the pro forma adjustments were not properly applied to the applicable historical amounts in the compilation of such data,
(C) at a specified date not more than five days prior to the date of this Agreement, there has been any change in capital stock, increase in the consolidated debt or any decrease in consolidated assets or surplus of the Mercer Companies, in each case as compared with the amounts shown in the [March 31, 2003] balance sheet included in the Registration Statement or, (D) during the period from the date of such balance sheet to a specified date not more than five days prior to the date of this Agreement, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated net income of the Mercer Companies, except in all instances for increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur; and (iv) in addition to the examination referred to in their opinions and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Registration Statement and Prospectus and which are specified by the Agent, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and the Mercer Companies identified in such letter.

         (jj) At Closing Time, the Agent shall have received from KPMG LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the specified date referred to shall be a date not more than five days prior to Closing Time.

         (kk) At Closing Time, the Securities shall have been approved for listing on the Nasdaq Stock Market upon notice of issuance.

         (ll) At Closing Time, the Agent shall have received a letter from Griffin, dated as of the Closing Time, confirming its appraisal.

         (mm) At Closing Time, counsel for the Agent shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Agent and counsel for the Agent.

         (nn) At any time prior to Closing Time, (i) there shall not have occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis, or any change or development involving a prospective change in political, financial or economic conditions, in each case the effect of which, in the reasonable judgment of the Agent, is so material and adverse as to make it impracticable to market the Securities or to enforce contracts, including subscriptions or orders, for the sale of the Securities, and (ii) trading generally on either the Nasdaq Stock Market or the New York Stock Exchange shall not have been suspended, and minimum or maximum prices for trading shall not have been fixed, or maximum ranges for prices for securities have been required, by either of said trading markets or by order of the Commission or any other governmental authority, and a banking moratorium shall not have been declared by either Federal or New York authorities.

SECTION 6. INDEMNIFICATION.

         (oo) The Company and Mercer Mutual, jointly and severally, agree to indemnify and hold harmless the Agent, each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange
Act), the Agent and its respective partners, directors, officers, employees and agents as follows:

                  (i) from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, based upon or arising out, in whole or in part, of the Conversion or any action taken by the Agent where acting as agent of the Company or Mercer Mutual or otherwise as described in Section 2 hereof; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense found in a final judgment by a court of competent jurisdiction to have resulted primarily from the bad faith, willful misconduct or gross negligence of the Agent seeking indemnification hereunder.

                  (ii) from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, based upon or arising out of, in whole or in part, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (iii) from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever described in clauses (i) or (ii) above, if such settlement is effected with the written consent of the Company or Mercer Mutual, which consent shall not be unreasonably withheld or delayed; and

                  (iv) from and against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the fees and disbursements of counsel chosen by the Agent), reasonably incurred in investigating, preparing for or defending against any litigation, or any investigation, proceeding or inquiry by any governmental agency or body, commenced or threatened, or any claim whatsoever described in clauses (i) or (ii) above, to the extent that any such expense is not paid under (i), (ii) or (iii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading which was made in reliance upon and in conformity with the Agent Information furnished to the Company or Mercer Mutual expressly for use in the Prospectus (or any amendment or supplement thereto).

         (pp) The Agent agrees to indemnify and hold harmless the Company, Mercer Mutual, their directors, each of their officers, agents and employees, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, of a material fact made in the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Agent Information.

         (qq) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to no more than one local counsel in each separate jurisdiction in which any action or proceeding is commenced) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall without the prior written consent of the indemnified parties (which shall not be unreasonably withheld or delayed), settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (rr) The Company and Mercer Mutual also agree that the Agent shall not have any liability (whether direct or indirect, in contract or tort or otherwise) to Mercer Mutual, the Company, its security holders or Mercer Mutual's or the Company's creditors relating to or arising out of the engagement of the Agent pursuant to, or the performance by the Agent in good faith of the services contemplated by, this Agreement, except to the extent that any loss, claim, damage or liability is found in a final judgment by a court of competent jurisdiction to have resulted primarily from the Agent's bad faith, willful misconduct or gross negligence.

         (ss) In addition to, and without limiting, the provisions of Section
(6)(a)(iv) hereof, in the event that any Agent, any person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or any of its partners, directors, officers, employees or agents is requested or required to appear as a witness or otherwise gives testimony in any action, proceeding, investigation or inquiry brought by or on behalf of or against the Company, Mercer Mutual, the Agent or any of its respective affiliates or any participant in the transactions contemplated hereby in which the Agent or such person or agent is not named as a defendant, the Company and Mercer Mutual jointly and severally agree to reimburse the Agent for all reasonable and necessary out-of-pocket expenses incurred by it in connection with preparing or appearing as a witness or otherwise giving testimony and to compensate the Agent in an amount to be mutually agreed upon.

         (tt)

SECTION 7. CONTRIBUTION.

         In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 6 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company, Mercer Mutual and the Agent shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company or Mercer Mutual and the Agent, as incurred, in such proportions (i) that the Agent is responsible for that portion represented by the percentage that the maximum aggregate marketing fees appearing on the cover page of the Prospectus bears to the maximum aggregate gross proceeds appearing thereon and the Company and Mercer Mutual are jointly and severally responsible for the balance or (ii) if, but only if, the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits to the Company and Mercer Mutual on the one hand and the Agent on the other, as reflected in clause (i), but also the relative fault of the Company and Mercer Mutual on the one hand and the Agent on the other, as well as any other relevant equitable considerations; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section, each partner, director, officer, employee and agent of the Agent, and each person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Agent, and each director, officer, agent and employee of the Company, and Mercer Mutual, and each person, if any, who controls the Company or Mercer Mutual within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company and Mercer Mutual. Notwithstanding anything to the contrary set forth herein, to the extent permitted by applicable law, in no event shall the Agent be required to contribute an aggregate amount in excess of the aggregate marketing fees to which the Agent is entitled and actually paid pursuant to this Agreement.

         The relative fault of the Company and Mercer Mutual, on the one hand, and the Agent, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statements of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and Mercer Mutual or by the Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and Mercer Mutual and the Agent agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY.

         All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company or Mercer Mutual submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Agent or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities.

SECTION 9. TERMINATION OF AGREEMENT.

(uu) The Agent may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the financial condition, results of operations or business affairs of the Company or Mercer Mutual, or the Company and the Mercer Companies considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis, or any change or development involving a prospective change in political, financial or economic conditions, in each case the effect of which, in the reasonable judgment of the Agent, is so material and adverse as to make it impracticable to market the Securities or to enforce contracts, including subscriptions or orders, for the sale of the Securities, (iii) or if trading generally on the Nasdaq Stock Market or New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said trading markets or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal or New York authorities, (iv) if any condition specified in Section 5 shall not have been fulfilled when and as required to be fulfilled; (v) if there shall have been such material adverse change in the condition or prospects of the Company or Mercer Mutual or the prospective market for the Company's securities which in the Agent's good faith opinion would make it inadvisable to proceed with the offering, sale or delivery of the Securities; (vi) if in the Agent's good faith opinion, the price for the Securities established by Griffin is not reasonable or equitable under then prevailing market conditions, or (vii) if the Conversion is not consummated within 45 days following the Termination Date (as defined in the Prospectus).

         (vv) If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof relating to the reimbursement of expenses and except that the provisions of Sections 6 and 7 hereof shall survive any termination of this Agreement.

SECTION 10. NOTICES.

         All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agent shall be directed to the Agent at 919 3rd Avenue, 6th Floor, New York, New York 10022, attention of Catherine
A. Lawton, Principal (with a copy to John S. Chapman, Esq. and J. Brett Pritchard, Esq., Lord, Bissell & Brook, 115 S. LaSalle Street, Chicago, Illinois 60603); notices to the Company and Mercer Mutual shall be directed to either of them at 10 North Highway 31, Pennington, New Jersey 08534, attention of Andrew
R. Speaker, President (with a copy to Jeffrey P. Waldron, Esq. and Edward C. Hogan, Esq., Stevens & Lee, 620 Freedom Business Center, Suite 200, King of Prussia, Pennsylvania 19406).

SECTION 11. PARTIES.

         This Agreement shall inure to the benefit of and be binding upon the Agent, the Company and Mercer Mutual and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Agent, the Company and Mercer Mutual and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein or therein contained. This Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Agent, the Company and Mercer Mutual and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.

SECTION 12. ENTIRE AGREEMENT; AMENDMENT.

         This Agreement represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made, except for the engagement letter dated November 8, 2002, by and between the Agent and the Company and Mercer Mutual, relating to the Agent's providing conversion agent services to the Company and Mercer Mutual in connection with the Conversion. No waiver, amendment or other modification of this Agreement shall be effective unless in writing and signed by the parties hereto.

SECTION 13. GOVERNING LAW AND TIME.

         This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State without regard to the conflicts of laws provisions thereof. Unless otherwise noted, specified times of day refer to Eastern time.

SECTION 14. SEVERABILITY.

         Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

SECTION 15. HEADINGS.

         Sections headings are not to be considered part of this Agreement, are for convenience and reference only, and are not to be deemed to be full or accurate descriptions of the contents of any paragraph or subparagraph.

                            [Signature page follows]

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agent, the Company and Mercer Mutual in accordance with its terms.

                                    Very truly yours,

                                    MERCER INSURANCE GROUP, INC.

                                    By:______________________________________
                                    Title:____________________________________

                                    MERCER MUTUAL INSURANCE COMPANY

                                    By:______________________________________
                                    Title:____________________________________

CONFIRMED AND ACCEPTED,
as of the date first above written:

SANDLER O'NEILL & PARTNERS, L.P.

By: Sandler O'Neill & Partners Corp.,
    the sole general partner

By:________________________________
Title_______________________________